EXHIBIT 21


                                  SUBSIDIARIES



                                                                  PERCENTAGE
                                         JURISDICTION OF           OWNED BY
SUBSIDIARIES                             INCORPORATION            REGISTRANT

Lytton Incorporated                       Delaware                   100%

Techdyne (Europe) Limited                 Scotland                   100%

Techdyne (Livingston) Limited             Scotland                   100%